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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ENERGY EAST CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENERGY EAST CORPORATION
Albany, New York
Portland, Maine

Dear Shareholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Energy East Corporation, which will be held on June 8, 2006, at 9:00 A.M. at the Citicorp/Citibank Auditorium, 12th Floor, 399 Park Avenue, New York, New York.

        At the meeting we will report on our business and we will vote on the items set forth in the accompanying Notice of Annual Meeting of Stockholders, including proposed amendments to the Company's Certificate of Incorporation to eliminate shareholder super majority voting provisions. The proposed amendments and a recent change to the Company's Corporate Governance Guidelines to add a lead director underscore our commitment to best practices in corporate governance.

        We are very pleased that James H. Brandi, a member of Hill Street Capital, LLC, an investment and financial advisory firm, and a former Managing Director and Deputy Global Head of the Energy and Power Group of UBS Securities, LLC, is a new nominee this year.

        Shareholders of record have three ways to vote their shares by proxy: (a) by mail, (b) by telephone and (c) over the Internet. To vote by telephone or over the Internet, you should follow the instructions on the enclosed proxy form. To vote by mail, you should complete and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

Yours sincerely,
Wesley W. von Schack Chairman of the Board

ENERGY EAST CORPORATION
Albany, New York
Portland, Maine

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 8, 2006

To the holders of common stock of
Energy East Corporation:

        The Annual Meeting of Stockholders of Energy East Corporation will be held on June 8, 2006, at 9:00 A.M. (Eastern Daylight Time) at the Citicorp/Citibank Auditorium, 12th Floor, 399 Park Avenue, New York, New York.

        The meeting is being held:

  (1)
  To elect eleven directors to serve for a term expiring at the 2007 Annual Meeting;

  (2)
  To approve amendments to the Company's Certificate of Incorporation to eliminate shareholder super majority voting provisions;

  (3)
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2006;

and for the transaction of any other business properly brought before the meeting or any adjournment thereof.

        Holders of record of common stock at the close of business on April 17, 2006, are entitled to notice of, and to vote at, the meeting. Stockholders are reminded that their shares cannot be voted unless they return a signed proxy card, they vote over the Internet or by telephone, or they make other arrangements to have their shares represented at the meeting. You may revoke your proxy at any time before the vote is taken by voting again by telephone or over the Internet, by delivering to the Vice President– General Counsel of the Company a written revocation or a proxy with a later date or by oral revocation in person to any of the persons named on the enclosed proxy card at the Annual Meeting.

By Order of the Board of Directors,
Paul K. Connolly, Jr. Vice President– General Counsel
Dated: April 19, 2006

Please mark, sign and date the enclosed proxy and return it in the envelope enclosed for your convenience or follow the instructions on the enclosed proxy form to vote by telephone or over the Internet.

PROXY STATEMENT
Annual Meeting of Stockholders
To be held June 8, 2006

        This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Energy East Corporation (the Company), for use at the Company's Annual Meeting of Stockholders to be held on June 8, 2006, at the Citicorp/Citibank Auditorium, 12th Floor, 399 Park Avenue, New York, New York. This proxy statement and the form of proxy will first be mailed to holders of common stock on or about April 26, 2006. The mailing address of the Company is 52 Farm View Drive, New Gloucester, ME 04260.

Annual Report

        An Annual Report to Stockholders for the year ended December 31, 2005, including the Company's consolidated financial statements, has been mailed to all stockholders of record. The Annual Report is not a part of this proxy statement.

Outstanding Voting Securities

        The close of business on April 17, 2006, has been fixed as the record date for determining the stockholders entitled to vote at the meeting. As of the record date, the Company had outstanding xxx,xxx,xxx shares of common stock and there were xx,xxx stockholders of record. Holders of common stock have one vote per share for all purposes.

        Your proxy represents the number of shares registered in your name as well as the number of whole shares credited to your account from dividends reinvested and optional cash payments under the Company's Investor Services Program. If you participate in any of the Tax Deferred Savings Plans of New York State Electric & Gas Corporation, the Rochester Gas and Electric Corporation Savings Plus Plan, The Southern Connecticut Gas Company Target Plan, the Central Maine Power Company Savings and Investment Plans, the Connecticut Natural Gas Corporation Employee Savings Plans, The Berkshire Gas Company 401(k) Plans, the Energy East Management Corporation Tax Deferred Savings Plan or the Utility Shared Services Corporation Tax Deferred Savings Plan, your proxy constitutes an instruction for the trustees of such plans to vote the whole shares in your account in such plans in the manner specified on your proxy.

Corporate Governance

        The Board of Directors has long considered best practices in corporate governance to be vitally important to the Company's reputation and long-term performance, and to ensure that the Company's management team remains accountable for the Company's performance. In that regard, the Company continues to strive to maintain transparency in its financial disclosures and to comply with the corporate governance listing standards of the New York Stock Exchange. In a recent independent study the Company was rated near the top 5% of Standard & Poor's 400 companies for excellence in corporate governance.

        The Board of Directors has adopted Corporate Governance Guidelines designed to ensure that it is providing effective and efficient governance. Under these guidelines, the non-management directors meet in executive session at least once each calendar quarter with no members of management present. In April 2006 the Company amended its Corporate Governance Guidelines to establish a Lead Director who will (i) preside at all meetings of stockholders and meetings of the Board at which the Chairman is not present, including executive sessions; (ii) set the agenda for executive sessions of the non-management directors; (iii) confer with the Chairman on the agenda for Board meetings; and (iv) serve as a liaison between the Chairman and the non-management directors. The Board of Directors held 10 meetings in 2005 and the non-management directors met in executive session 4 times. One full Board meeting each year is dedicated to strategic planning matters.

        The Company's Code of Conduct demands the highest ethical standards in the conduct of the Company's business and applies to directors and every employee of the Company including its principal executive, financial and accounting officers. The Corporate Governance Guidelines, the Code of Conduct, as well as the charters of the Audit Committee, the Compensation and Management Succession Committee and the Nominating and Corporate Governance Committee are available on the Company's website: www.energyeast.com and are available in printed form upon request.

        Correspondence to the Board as a whole, the non-management directors as a group, or to any individual director, should be sent to the Company's Vice President– General Counsel at 52 Farm View Drive, New Gloucester, ME 04260. Complaints regarding accounting, internal control over financial reporting or auditing matters are reported to the Company's Compliance Officer. The Chairperson of the Audit Committee is immediately informed of any material accounting complaints and is periodically informed of all such complaints.

        The Company's Corporate Governance Guidelines are set forth below. The Board, upon recommendation of the Nominating and Corporate Governance Committee, will periodically assess the appropriateness of these Guidelines and make changes as may be necessary or desirable to ensure the effective and efficient governance of the Company.

Director Qualifications

        The Board will have a substantial majority of directors who meet the criteria for independence required by the New York Stock Exchange. The Nominating and Corporate Governance Committee is responsible for recommending to the Board, on an annual basis, the slate of persons to be nominated to the Board at the next annual meeting of shareholders. The Nominating and Corporate Governance Committee will also make recommendations to the Board regarding candidates for election as members of the Board to fill vacancies on the Board caused by retirement, death, inability to serve, resignation or newly created directorships. Nominees to the Board will be selected by the Nominating and Corporate Governance Committee in accordance with the criteria set forth in its charter.

Director Responsibilities

        The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders. In discharging that obligation, directors may reasonably rely on information provided by the Company's senior executives and its outside advisors and auditors.

        Directors are expected to attend annual meetings, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Director Access to Management and as Necessary and Appropriate, Independent Advisors

        Directors will have full and free access to the Company's management. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary, or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent appropriate, copy the Chief Executive Officer on any written communications between a director and an officer or employee of the Company.

        The Board has the right to retain independent counsel, accountants or other advisors to fulfill its responsibilities.

Director Compensation

        The form and amount of director compensation will be recommended to the Board by the Compensation and Management Succession Committee. The Compensation and Management Succession Committee will periodically review director compensation.

Director Orientation and Continuing Education

        All new directors will participate in a director orientation program, within two months of the date the new directors are elected. The orientation program is intended to familiarize new directors with the Company's strategic plans, its significant financial, accounting and risk management issues, its Board Committees, its compliance programs, its Code of Conduct, and its principal officers. All other directors are also invited to attend the orientation program. Directors are encouraged to periodically attend quality continuing education programs that will enhance their abilities and competencies as directors.

Annual Performance Evaluation of Board

        The Board will conduct an annual self-evaluation to determine whether it is functioning effectively.

        The Nominating and Corporate Governance Committee will receive comments from all directors and report annually to the Board on the Board's performance. The report will focus on the Board's contribution to the Company, and specifically focus on areas in which the Board believes that it could improve.

Board Meeting Agendas

        The Chairman will establish the agenda for each Board meeting. Each Board member may suggest the inclusion of items on the agenda. Each Board member may raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company's long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.

Committees

        The Board currently has four committees: the Audit Committee, the Compensation and Management Succession Committee, the Corporate Responsibility Committee, and the Nominating and Corporate Governance Committee. Committee members must meet the independence requirements of the New York Stock Exchange and, in the case of the Audit Committee, the Securities and Exchange Commission. The charters of the Audit Committee, the Compensation and Management Succession Committee, and the Nominating and Corporate Governance Committee will meet the requirements of the New York Stock Exchange and, in the case of the Audit Committee, the Securities and Exchange Commission.

Assignment of Committee Members

        The Nominating and Corporate Governance Committee is responsible for recommending to the Board, on an annual basis, appointment of directors as members and chairpersons of committees of the Board. The Committee shall consider rotating committee members and chairpersons periodically, in order to expose directors to the varied aspects of the business of the Company.

Committee Meeting Agenda

        Board Committee agendas will be developed by the Company's departments that administer the area of responsibility charged to each committee. Directors can suggest topics for inclusion.

Committee Self-Evaluations

        Each Committee of the Board will conduct a self-evaluation at least annually and report the results to the full Board.

Distribution of Board Materials

        Information and data that are important to the Board's understanding of the business to be conducted at a Board or committee meeting will generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting.

Change in Principal Occupation

        Individual directors who change the principal occupation they held when they were most recently elected to the Board should volunteer to resign from the Board. Directors who retire or change from the position they held when they were most recently elected to the Board should not necessarily leave the Board. There should, however, be an opportunity for the Board through the Nominating and Corporate Governance Committee to review the continued appropriateness of Board membership under the circumstances.

Service on Other Boards

        Directors may serve on other boards, provided that it does not conflict with their service on the Company's Board. Directors may not serve on more than three other boards of public companies (excluding subsidiaries of the Company) in addition to the Company's Board, unless such service is approved by the Nominating and Corporate Governance Committee.

Retirement Age

        No director who shall have attained the age of 70 will stand for re-election as a director, unless otherwise provided in the By-Laws.

        The Board does not have term limits because it would risk losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

Lead Director

        The Lead Director will meet the criteria for independence required by the New York Stock Exchange. The Lead Director (i) presides at all meetings of stockholders and meetings of the Board at which the Chairman is not present, including executive sessions; (ii) sets the agenda for executive sessions of the non-management directors; (iii) confers with the Chairman on the agenda for Board meetings; and (iv) serves as a liaison between the Chairman and the non-management directors. The term of a Lead Director shall run from one annual meeting of stockholders until the next annual meeting of stockholders. No director shall serve as Lead Director for two consecutive terms.

Executive Sessions

        The non-management Directors will meet in executive session at least once each calendar quarter with no members of management present. The Lead Director shall preside at these executive sessions.

Any non-management Director may request an executive session at any other Board meeting. If any non-management Director is not independent under the rules of the New York Stock Exchange, the independent directors will meet separately in executive session at least once a year.

Annual Performance Evaluation of Chief Executive Officer

        The Chief Executive Officer's performance will be evaluated annually. The Board has delegated this responsibility to the Compensation and Management Succession Committee. The Chairperson of the Compensation and Management Succession Committee will consult with the Board on the evaluation of the Chief Executive Officer.

Management Succession

        The Compensation and Management Succession Committee will periodically report to the Board on succession planning.

        There will also be available, on a continuing basis, the Chief Executive Officer's recommendation concerning who should assume the Chief Executive Officer's role in the event the Chief Executive Officer becomes unable to perform his duties.

Selection of Chairman and Chief Executive Officer

        The Board believes that the positions of Chief Executive Officer and Chairman should be combined to provide unified leadership and direction. The Board reserves the right to adopt a different policy should circumstances change.

Director Stock Ownership

        Directors are expected to display confidence in the Company by ownership, after three years of service, of at least 7,500 shares of common stock, including share equivalent units under the Director Share Plan. The Director Stock Ownership Guideline is administered and interpreted by the Compensation and Management Succession Committee.

Executive Officer Stock Ownership

        Executive officers are expected to display confidence in the Company by ownership of a number of shares of common stock that is a multiple of the executive's base salary and then converted to a fixed number of shares. The applicable multiples of base salary range from 2 to 5 depending on the executive's position.

        The Executive Officer Stock Ownership Guideline is administered and interpreted by the Compensation and Management Succession Committee.

Director Independence

        The Corporate Governance Guidelines provide that a substantial majority of the Board will meet the criteria for independence required by the New York Stock Exchange. The Board has determined that Mr. Cardis, Mr. Castiglia, Dr. DeFleur, Ms. Howard, Mr. Jagger, Mr. Kaplan, Mr. Lynch, Mr. Moynihan, Mr. Rich, and our new nominee, Mr. Brandi, are independent taking into account all relevant facts and circumstances and the following standards(1) adopted by the Board:

        A director may not be deemed independent if:

  •
  the director is or was during the last three years, an employee of the Company or any of its subsidiaries;

  •
  an immediate family member of the director is, or was during the last three years, an executive officer of the Company or any of its subsidiaries;

  •
  the director or an immediate family member of the director received during any twelve-month period within the preceding three years, or anticipates receiving during any twelve-month period, more than $100,000 in direct compensation from the Company and any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way upon continued service;

  •
  the director or an immediate family member of the director is a current partner of a firm that is the Company's internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time;

  •
  the director or any immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee;

  •
  the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that made during the last three fiscal years, or anticipates making payments to, or received during the last three fiscal years, or anticipates receiving payments from, the Company and any of the Company's subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues;

  •
  the director is an executive officer or an employee, or an immediate family member of the director is an executive officer, of a charitable organization to which the Company and any of its subsidiaries made during the preceding three years, or anticipates making, charitable contributions that in any single fiscal year of such organization exceed the greater of $1 million, or 2% of such charitable organization's consolidated gross revenues;

  •
  the director is a partner, member, of counsel or holds a similar position with a firm that provided, or anticipates providing, legal, investment banking, accounting, consulting or similar advisory services to the Company or any of its subsidiaries and whose fees for such services are in excess of 5% of such firm's gross revenues for its last complete fiscal year;

  •
  the director currently owns more than 3% of the Company's common stock; or

  •
  the director is an executive officer, partner or owner of 10% or more of the equity interests of a company that is indebted to the Company and any of its subsidiaries in an amount in excess of the greater of $100,000, or 1% of the total consolidated assets of such other entity as of the end of such company's last complete fiscal year.

(1)
For purposes of these standards, (a) an "immediate family member" means a director's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such director's home, and (b) the term "executive officer" means a president, principal financial officer, principal accounting officer, vice president in charge of a principal business unit, division or function or any other officer or person who performs a policy-making function.

Voting Rights

        In voting for Proposal 1 (the election of directors), you may vote in favor of all nominees or withhold your votes as to all or as to a specific nominee. The eleven nominees receiving the highest number of affirmative votes cast by holders of common stock entitled to vote shall be elected to serve as directors. As a result, votes that are withheld will not be counted and will have no effect on the vote in connection with the election of directors. In voting for Proposal 2 (amendments to the Certificate of Incorporation) and for Proposal 3 (ratification of independent registered public accounting firm) you may vote in favor of, or against, or may abstain from voting on each such proposal. The vote required to approve Proposal 2 is the affirmative vote of two-thirds of the votes that are entitled to be cast, therefore, abstentions will have the same effect as a vote against Proposal 2. The vote required to approve Proposal 3 is the affirmative vote of a majority of the votes cast by holders of common stock entitled to vote. With respect to Proposal 3 abstentions will be voted neither "for" nor "against" and will have no effect on the vote in connection with such Proposal.

        Under the rules of the New York Stock Exchange, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the New York Stock Exchange. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Member brokerage firms may vote on Proposals 1, 2 and 3, which are considered discretionary, if they have not received voting instructions from beneficial owners.

        In determining whether a quorum is present, all duly executed proxies (including those marked "abstain" or "withhold") will be counted. A proxy that does not include voting instructions from a beneficial owner or their broker will not be counted for purposes of determining whether a quorum is present.

PROPOSAL 1: ELECTION OF DIRECTORS
(Item 1 on proxy card)

        Your Board of Directors currently consists of ten directors and following the 2006 Annual Meeting of Stockholders will consist of eleven directors elected annually at each annual meeting of stockholders for a term expiring at the next annual meeting of stockholders.

        The nominees for election at this Annual Meeting to serve as directors for a term expiring at the 2007 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify are: James H. Brandi, John T. Cardis, Joseph J. Castiglia, Lois B. DeFleur, G. Jean Howard, David M. Jagger, Seth A. Kaplan, Ben E. Lynch, Peter J. Moynihan, Walter G. Rich and Wesley W. von Schack.

        Unless otherwise specified on a proxy, shares represented by proxies in the accompanying form received on behalf of the Board of Directors will be voted for the election of James H. Brandi, John T. Cardis, Joseph J. Castiglia, Lois B. DeFleur, G. Jean Howard, David M. Jagger, Seth A. Kaplan, Ben E. Lynch, Peter J. Moynihan, Walter G. Rich and Wesley W. von Schack. While it is not anticipated that any of the nominees will be unable to qualify or accept office, if one or more should be unable to do so, the proxy holders reserve the right to vote for any substitute nominee or nominees designated by the Board of Directors.

        All current directors were present at the 2005 Annual Meeting. All of the current directors attended 75% or more of the total number of meetings of the Board of Directors and the committees of the Board on which they served.

        The following sets forth information for each nominee for election at the 2006 Annual Meeting.

James H. Brandi(1)

Member of Hill Street Capital, LLC, New York, NY from November 2005 to present; former Managing Director and Deputy Global Head of the Energy and Power Group of UBS Securities, LLC from 2000 to November 2005. Mr. Brandi, 57, is a trustee of Berkshire School, Sheffield, MA and The Kenyon Review, Gambier, OH.

John T. Cardis

Former partner of Deloitte & Touche USA, LLP, New York, NY from June 1974 to May 2004; member of the executive committee of Deloitte & Touche from June 1986 to May 2004; member of Deloitte & Touche board of directors from September 1986 to August 1994. Mr. Cardis, 64, is a director of Edwards Lifesciences Corporation, Irvine, CA and Avery Dennison Corporation, Pasadena, CA. Mr. Cardis has been a director of the Company since January 2005. Mr. Cardis serves on the Company's Compensation and Management Succession Committee and Nominating and Corporate Governance Committee.

Joseph J. Castiglia

Former Vice Chairman, President and Chief Executive Officer of Pratt & Lambert United, Inc., Buffalo, NY. Business Consultant and Private Investor, JBC Enterprises, East Aurora, NY. Former Chairman, HealthNow New York, Inc., DBA Blue Cross & Blue Shield of Western New York, Buffalo, NY and Blue Shield of Northeastern New York, Albany, NY. Chairman, Board of Trustees of MTB Group of Funds (trustee of 36 funds) Pittsburgh, PA. Vice Chairman and Director of Community Foundation for Greater Buffalo, Buffalo, NY. Mr. Castiglia was Vice Chairman, President and Chief Executive Officer of Pratt & Lambert United, Inc. from August 1994 until his retirement in January 1996. Mr. Castiglia, 71, has been a director of the Company (including its predecessor company) since 1995. Mr. Castiglia serves on the Company's Compensation and Management Succession Committee (Chairperson) and Audit Committee.

Lois B. DeFleur

President of Binghamton University; Binghamton, NY. Director of: HealthNow New York, Inc., DBA Blue Cross & Blue Shield of Western New York, Buffalo, NY and Blue Shield of Northeastern New York, Albany, NY; Greater Binghamton Coalition, Binghamton, NY; and Broome County Charities, Endicott, NY; Director's Advisory Council, M&T Bank-Southern Division, Endicott and Ithaca, NY. Dr. DeFleur, 69, has been President of the State University of New York at Binghamton since 1990, and has been a director of the Company (including our predecessor company) since 1995. Dr. DeFleur serves on the Company's Nominating and Corporate Governance Committee (Chairperson) and Corporate Responsibility Committee.

G. Jean Howard

Chief of Staff, Office of the Mayor, City of Rochester, NY; Trustee of: True North Preparatory Academy, Rochester, NY; McQuaid Jesuit High School, Rochester, NY; Pluta Cancer Center, Inc., Rochester, NY; and Monroe Community College, Rochester, NY; and a member of the Community Advisory Board, Key Bank Rochester, NY. Ms. Howard, 62, has been Chief of Staff, Office of the Mayor, City of Rochester, NY since January 2006. Prior to that time, she served as Executive Director of Wilson Commencement Park from 1990 to January 2006; Ms. Howard has been a director of the Company since 2002, and was a director of RGS Energy Group, Inc. prior to its merger with the Company. Ms. Howard serves on the Company's Corporate Responsibility Committee and Nominating and Corporate Governance Committee.

David M. Jagger

President and Treasurer of Jagger Brothers, Inc., Springvale, ME. Director of Western Mountains Foundation, Carrabasset, ME; Trustee of Industrial Development Corporation, Sanford, ME. Mr. Jagger, 64, has been President and Treasurer of Jagger Brothers, Inc. since 1972 and has been a director of the Company since 2000 and was Chairman of the Board of CMP Group, Inc. and Central Maine Power Company from January 1996 to 2000. Mr. Jagger serves on the Company's Audit Committee and Nominating and Corporate Governance Committee.

Seth A. Kaplan

Coadjutant member of the faculty at Rutgers University School of Law-Newark, Newark, NJ. Former Partner of Wachtell, Lipton, Rosen & Katz, New York, NY from 1989 to 2004. Mr. Kaplan, 50, has been a director of the Company since January 2005. Mr. Kaplan serves on the Company's Audit Committee and Corporate Responsibility Committee.

Ben E. Lynch

President of Winchester Optical Company, Elmira, NY. Past Chairman of Arnot-Ogden Medical Center, Elmira, NY. Past president of Horseheads Board of Education, Horseheads, NY. Former Trustee of the Pennsylvania College of Optometry, Philadelphia, PA; and of the Optometric Center of New York Foundation, New York, NY. Mr. Lynch, 68, has been President of Winchester Optical Company since 1965, and has been a director of the Company (including its predecessor company) since 1987. Mr. Lynch serves on the Company's Audit Committee (Chairperson), and Compensation and Management Succession Committee.

Peter J. Moynihan

Former Senior Vice President and Chief Investment Officer of UNUM Corporation, Portland, ME. Director of Maine Yankee Atomic Power Company, Wiscasset, ME. Mr. Moynihan was Senior Vice President and Chief Investment Officer of UNUM Corporation from 1987 until his retirement in 1999. Mr. Moynihan, 62, has been a director of the Company since 2000 and was a director of CMP Group, Inc. prior to its merger with the Company. Mr. Moynihan serves on the Company's Audit Committee and Corporate Responsibility Committee.

Walter G. Rich

Chairman, President, Chief Executive Officer and a Director of Delaware Otsego Corporation, Cooperstown, NY, and its subsidiary, The New York, Susquehanna & Western Railway Corporation. Director of: Security Mutual Life Insurance Company of New York, Binghamton, NY; New York Business Development Corporation, Albany, NY; and Crucible Materials, Syracuse, NY. He is a member of the Franklin Industrial Advisory Council of the Syracuse University School of Management, Syracuse, NY; and the New York State Public Transportation Safety Board, Albany, NY. Mr. Rich, 60, has been a director of the Company (including its predecessor company) since 1997. Mr. Rich serves on the Company's Corporate Responsibility Committee (Chairperson) and Compensation and Management Succession Committee.

Wesley W. von Schack

Chairman, President & Chief Executive Officer of the Company, Albany, NY and Portland, ME. Director of: Mellon Financial Corporation and Mellon Bank, N.A., Pittsburgh, PA; AEGIS Insurance Services, Inc., Jersey City, NJ; and Gettysburg National Battlefield Museum Foundation, Washington, D.C. Trustee of the American Gas Association Foundation, Washington, D.C. Mr. von Schack, 61, has been Chairman, President, Chief Executive Officer and a director of the Company (including its predecessor company) since 1996.

(1)
The Company retained UBS Securities, LLC to perform investment banking services under an agreement that was terminated in May 2005. The Company also entered into hedging transactions with UBS Securities, LLC during 2005.

Security Ownership of Certain Beneficial Owners and Management

        The following table indicates the amount and percentage of the Company's common stock beneficially owned by each person known to the Company to be the owner of more than 5% of the Company's common stock.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class
Barclays Global Investors Japan Trust and Banking Company Limited(1) Ebisu Prime Square Tower 8th Floor 1-1-39 Hiroo Shibuya-Ku Tokyo 150-0012 Japan	11,363,488	7.70%

(1)
Based on Schedule 13G prepared by Barclays Global Investors Japan Trust and Banking Limited, on behalf of beneficiaries of various trust accounts held by Barclays Global Investors, NA, Barclays Global Fund Advisors and other members of the same group with respect to the beneficial ownership of the Company's common stock, filed with the Securities and Exchange Commission for the period ended December 31, 2005. The shares were acquired and are held in the ordinary course of business and not for the purpose of changing or influencing control of the Company. Barclays Global Investors Japan Trust and Banking Company Limited reported sole dispositive power with respect to all of the shares and sole voting power with respect to 10,458,044 shares.

        The following table indicates the number of shares of common stock and common stock equivalent units beneficially owned as of April 1, 2006, by each director and nominee, each of the executive officers named in the Summary Compensation Table included elsewhere herein, and by the 20 current directors and executive officers as a group, and the percent of the outstanding securities so owned.

Name	Common Stock Beneficially Owned(1)		Common Stock Equivalent Units(6)	Total Common Stock and Common Stock Equivalent Units	Percent of Class
Richard R. Benson	49,777		0	49,777		(7)
James H. Brandi(2)	2,500		0	2,500		(7)
John T. Cardis	2,000		2,047	4,047		(7)
Joseph J. Castiglia	10,000		20,020	30,020		(7)
Lois B. DeFleur	2,721		20,020	22,741		(7)
G. Jean Howard	2,631		6,969	9,600		(7)
David M. Jagger	3,000		10,446	13,446		(7)
Kenneth M. Jasinski	61,244	(3)	0	61,244		(7)
Seth A. Kaplan	2,000		2,047	4,047		(7)
Ben E. Lynch	2,885	(4)	30,053	32,938		(7)
F. Michael McClain	47,387		0	47,387		(7)
Peter J. Moynihan	4,000		10,446	14,446		(7)
Walter G. Rich	2,000		15,921	17,921		(7)
Robert E. Rude	115,948	(5)	0	115,948		(7)
Wesley W. von Schack	1,450,945		0	1,450,945		(7)
20 current directors and executive officers as a group(5)	2,110,453		119,217	2,229,670	1.5%

(1)
Includes shares of common stock, which may be acquired through the exercise of stock options, that are exercisable within 60 days of April 1, 2006. The persons who have such options and the number of shares that may be acquired are as follows: Mr. Benson, 14,320; Mr. Jasinski, 61,244; Mr. McClain, 18,307; Mr. Rude, 76,308; Mr. von Schack, 1,055,430; and all executive officers as a group, 1,418,374.

(2)
Mr. Brandi is a new nominee and acquired the shares on April 6, 2006.

(3)
On January 1, 2006, Mr. Jasinski retired from the Company.

(4)
Includes 686 shares held by Mr. Lynch's spouse to which he expressly disclaims beneficial ownership.

(5)
Includes 4,103 shares held jointly and over which Mr. Rude shares voting and investment power with his spouse and 35 shares held by Mr. Rude's spouse to which he expressly disclaims beneficial ownership.

(6)
Includes common stock equivalent units granted under the Director Share Plan for non-employee directors that do not have voting rights.

(7)
Less than 1.0% of the outstanding common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons holding ten percent or more of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Such reporting persons are also required to provide the Company with copies of all Section 16(a) forms they file. SEC regulations specify due dates for these reports. Based solely on its review of the copies of the reports received by it and certain written representations from certain reporting persons, the Company believes that during 2005 all filing requirements were satisfied by its directors and executive officers, except Mr. F. Michael McClain, an executive officer, who was inadvertently late in filing one report relating to a transaction involving the Company's common stock.

Stock Performance Graph

        The following graph shows the yearly change in the cumulative total shareholder return on our common stock during the five years ending December 31, 2005, compared with the cumulative total return on the Standard & Poor's 500 Index and the Standard & Poor's Utilities Index assuming $100 was invested on December 31, 2000, and assuming reinvestment of dividends:

Comparison of Five-Year Cumulative Return
Energy East Corporation. S&P 500 and S&P Utilities

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Energy East Corporation	$100	$100.95	$123.07	$130.89	$162.81	$145.27
Standard & Poor's 500	$100	$88.11	$68.64	$88.33	$97.94	$102.75
Standard & Poor's Utilities	$100	$70.99	$51.19	$67.16	$85.86	$102.16

Executive Compensation

        Compensation for services to the Company and its subsidiaries for each of the last three fiscal years of the chief executive officer and the next four highest compensated executive officers who served in such capacities on December 31, 2005, is shown by the following:

Summary Compensation Table

Long-Term Compensation
Annual Compensation
				Restricted Stock(2)	Options/ SARs	All Other Compensation(3)
Name and Principal Position	Year	Salary	Bonus
Wesley W. von Schack Chairman, President & Chief Executive Officer	2005 2004 2003	$900,000 900,000 875,000	$1,237,469 1,411,325 924,252	$2,948,905 2,312,265 1,357,056	135,645 270,000 270,000	$38,539 38,778 29,942
Kenneth M. Jasinski(1) Executive Vice President and Chief Financial Officer	2005 2004 2003	425,000 425,000 425,000	306,000 462,400 199,750	557,009 453,910 364,800	33,732 67,500 67,500	1,935 1,935 23,256
Robert E. Rude Senior Vice President and Chief Regulatory Officer	2005 2004 2003	263,461 250,000 225,000	253,504 178,500 83,929	252,847 143,340 115,200	11,962 70,000 20,000	22,433 21,219 224,288
Richard R. Benson Vice President and Chief Administrative Officer	2005 2004 2003	276,923 250,000 243,750	232,200 291,250 151,071	196,945 143,340 115,200	11,962 20,000 20,000	5,109 4,810 4,200
F. Michael McClain Vice President-Finance, Treasurer and Chief Integration Officer	2005 2004 2003	256,154 240,000 225,000	184,680 283,600 120,857	196,945 143,340 115,200	11,962 20,000 20,000	5,678 5,327 3,780

(1)
On January 1, 2006, Mr. Jasinski retired and all of the shares of restricted stock held by Mr. Jasinski vested. Effective with his retirement he forfeited 22,488 of the options and tandem stock appreciation rights (SARs) granted to him in 2005.

(2)
As of December 31, 2005, the aggregate restricted stock holdings and their value, for Messrs. von Schack, Jasinski, Rude, Benson and McClain were 242,428 shares ($5,527,358), 49,825 shares ($1,136,010), 18,465 shares ($421,002), 16,540 shares ($377,112) and 16,540 ($377,112), respectively, under the Energy East Restricted Stock Plan. Dividends on restricted stock are paid as compensation prior to vesting and are paid after vesting in a manner consistent with all dividends on non-restricted Energy East common stock.

(3)
In 2005 the Company contributed $3,500 for each of Messrs. von Schack, Rude, Benson and McClain under the tax deferred savings plan (401(k) Plan). The Company contributed for Messrs. Rude, Benson and McClain, $240, $1,200 and $120, respectively, under the Employees' Stock Purchase Plan. The Company made payments for Messrs. von Schack and Rude, of $22,976, and $18,104, respectively, for financial planning services. In 2003 Mr. Rude received relocation payments totaling $185,242.

Option/SAR Grants in Last Fiscal Year
2005

	Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted(1)		Percentage of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price per share	Expiration Date	Grant Date Present Value(4)
Wesley W. von Schack	135,645	(2)	18.40%	$26.22	04/01/15	$409,648
Kenneth M. Jasinski	33,732	(2)(3)	4.58%	26.22	04/01/15	101,871
Robert E. Rude	11,962	(2)	1.62%	26.22	04/01/15	36,125
Richard R. Benson	11,962	(2)	1.62%	26.22	04/01/15	36,125
F. Michael McClain	11,962	(2)	1.62%	26.22	04/01/15	36,125

(1)
Pursuant to the Energy East 2000 Stock Option Plan, participants were granted options to purchase a specified number of shares of Energy East common stock at specified exercise prices. These options were granted in tandem with the same number of SARs and are for a term of ten years from the date of grant. The exercise price of an option or tandem SAR may not be less than 100% of the closing price of a share of Energy East common stock determined on the last trading date before such option and tandem SAR are granted. The exercise of an option or a tandem SAR will result in a corresponding cancellation of the related SAR or option to the extent of the number of shares of Energy East common stock as to which the option or the SAR was exercised. Replacement options are granted to participants at the time of an exercise of an option to the extent that all or any portion of the option exercise price or taxes incurred in connection with the exercise of the option are paid for by using other shares of Energy East common stock or by the withholding of Energy East common stock. The replacement option is granted for the number of shares the participant tenders to pay the exercise price or taxes incurred. Replacement options will first be exercisable no earlier than six months from the date of their grant and will have an expiration date equal to the expiration date of the original option. The options are transferable to family members and certain entities under certain circumstances.

(2)
The options and tandem SARs were granted on April 1, 2005 and the right to exercise vests in three installments as follows: (a) 33 1/3% vested on grant date, April 1, 2005; (b) an additional 33 1/3% vested on January 1, 2006; and (c) the remaining 33 1/3% will vest on January 1, 2007.

(3)
Mr. Jasinski, effective with his retirement on January 1, 2006, forfeited 22,488 of the options/SARs granted to him in 2005.

(4)
There is no assurance that the value realized will be at or near the value based on the Black-Scholes-Merton option-pricing model. The actual value, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised. In determining the "Grant Date Present Value," the following common assumptions were used: stock price volatility, 16.51%; risk-free rate of return, 4.28%; dividend yield, 4.54%; and expected term before exercise, 6.00 years.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values
2005

			Number of Shares Underlying Unexercised Options/SARs at Fiscal Year-End
						Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End(2)
Name	Shares Acquired on Exercise
		Value Realized(1)	Exercisable	Unexercisable		Exercisable	Unexercisable
Wesley W. von Schack	600,000	$4,092,000	895,215	180,430		$783,000	$0
Kenneth M. Jasinski	95,000	$226,060	83,744	44,988	(3)	$83,250	$0
Robert E. Rude	113,333	$401,584	43,987	31,309		$0	$0
Richard R. Benson	63,987	$131,644	0	14,642		$0	$0
F. Michael McClain	20,000	$102,401	3,987	14,642		$0	$0

(1)
The "Value Realized" is equal to the difference between the option exercise price and the closing price of a share of common stock on the New York Stock Exchange on the date of exercise.

(2)
The "Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End" is equal to the difference between the option exercise price and the closing price of $22.80 per share of common stock on the New York Stock Exchange on December 30, 2005.

(3)
Mr. Jasinski forfeited 44,988 options/SARs effective with his retirement on January 1, 2006.

Pension Plan Table

        The following table sets forth the maximum annual retirement benefits payable to executive officers who retire at age 60 or later, in specified compensation and years of service classifications, pursuant to retirement benefit plans (Retirement Benefit Plans), an ERISA excess plan (Excess Plan) and a supplemental executive retirement plan (SERP), as these plans presently exist. The amounts listed below reflect the reduction for Social Security benefits. There are no other offset amounts.

	Years of Service
Average Annual Salary(1)
	10	20	30	40(2)
$2,800,000	$821,000	$1,409,000	$1,745,000	$2,081,000
2,600,000	761,000	1,307,000	1,619,000	1,931,000
2,400,000	701,000	1,205,000	1,493,000	1,781,000
2,200,000	641,000	1,103,000	1,367,000	1,631,000
2,000,000	581,000	1,001,000	1,241,000	1,481,000
1,800,000	521,000	899,000	1,115,000	1,331,000
1,600,000	461,000	797,000	989,000	1,181,000
1,400,000	401,000	695,000	863,000	1,031,000
1,200,000	341,000	593,000	737,000	881,000
1,000,000	281,000	491,000	611,000	731,000
800,000	221,000	389,000	485,000	581,000
600,000	161,000	287,000	359,000	431,000
400,000	101,000	185,000	233,000	281,000

(1)
Average of the salaries, including awards under the Annual Executive Incentive Plan ("AEIP"), but not including other amounts listed under "Bonus" in the Summary Compensation Table (which other amounts for

  Mr. Rude consists of a special bonus of $50,000 paid in 2005 and for Messrs. Benson and McClain consist of a special bonus of $100,000 paid to each of them in 2004) and not including amounts listed under "Long-Term Compensation, Restricted Stock, Awards Options/SARs," and "All Other Compensation" in the Summary Compensation Table, for the highest three consecutive years of salary within the last five years of employment service.

(2)
Maximum years of employment service for Retirement Benefit Plans and SERP purposes.

        The Retirement Benefit Plans provide retirement benefits for hourly and salaried employees, including the executive officers of the Company and certain of its subsidiaries, based on length of service and average salary (including bonuses paid beginning in 2002 for salaried employees) for the five highest paid consecutive years during certain periods of employment service. The Retirement Benefit Plans are non-contributory, tax-qualified defined benefit plans and are funded under a trust arrangement and an insurance contract. Amounts paid into the Retirement Benefit Plans are computed on an actuarial basis. The Retirement Benefit Plans provide for normal or early retirement benefits.

        The Excess Plan provides that all non-union employees, including certain executive officers of the Company and certain of its subsidiaries who have completed five years of service, shall receive the benefits of the tax-qualified benefit plan in which they participate without regard to any limitations imposed by the federal tax law. The SERP provides that key employees, including certain executive officers of the Company and certain of its subsidiaries, who have completed five years of service, and who retire at age 55 or later, shall receive a total retirement benefit (including benefits under the tax-qualified benefit plan, Excess Plan, and Social Security), based on years of service, of up to 75% of the average of their highest three consecutive years of eligible compensation (including base pay plus AEIP awards) within the last five years of employment. Benefits payable prior to age 60 are reduced for early retirement.

        The Retirement Benefit Plans offer optional forms of payment including a lifetime annuity and lump sum. The Excess Plan and the SERP benefits are paid as a lump sum equal to the present value of the annual retirement benefit determined under the Excess Plan and SERP formulas. The present value of the annual retirement benefit is based on the annual rate of interest on 30-year U.S. Treasury securities and the mortality table prescribed by the U.S. Treasury Department for qualified pension plans at the time of the executive's termination or retirement.

        Mr. von Schack has an agreement which provides that, for purposes of the SERP, he is credited with 40 years of employment service. His final average earnings will be based on his rate of pay at retirement plus the highest three-year average of AEIP bonuses out of the last five years, and the amount of any lump sum payment to which he may be entitled will be no less than the amount to which he would have been entitled if he retired on May 1, 2004.

        Mr. Jasinski retired on January 1, 2006, and, in accordance with the terms of his employment agreement, he was credited with 30 years of service for purposes of the SERP. His final average earnings was based on his rate of pay at retirement plus the highest three-year average of AEIP bonuses out of the last five years.

        Mr. McClain has an agreement which provides that, for purposes of the SERP, he is credited with two years of service for each of the first five years that he worked for the Company.

        Messrs. von Schack, Rude, Benson and McClain have 40, 30, 23 and 13 credited years of service, respectively, under the SERP after taking into account the service adjustments described in the previous paragraphs.

Employment, Change in Control and Other Arrangements

        Mr. von Schack has an employment agreement that has a term ending on June 30, 2008. Mr. von Schack's agreement provides that he shall be Chairman, President & Chief Executive Officer and provides for automatic one-year extensions unless either party to the agreement gives notice that such agreement is not to be extended. The agreement was unanimously approved by the Board of Directors and provides for, among other things, a base salary of $900,000 for Mr. von Schack, subject to increase by the Board of Directors and annual awards of restricted stock on July 1st of each year through 2009 if Mr. von Schack is an active employee on each such date. The agreement also provides for eligibility for participation in the Company's other compensation and benefit plans and for certain payments in the event of the termination of employment due to disability.

        Mr. von Schack's agreement provides that, if his employment is terminated either by the Company without cause or by him for good reason, he will receive a lump-sum payment equal to three times the sum of (i) his then-annual base salary and (ii) the average of the highest three consecutive awards earned under the AEIP within the previous five years. In the event of such termination, the agreement provides that Mr. von Schack's life, disability, accident and health insurance benefits will continue for a period of thirty-six months. In addition, Mr. von Schack will receive an amount equal to all earned but unpaid awards under the AEIP and a pro rata portion of any award under the AEIP with respect to the year in which the termination occurs, provided, however, that payments made pursuant to the agreements will be reduced by any payments made under the AEIP in the event a change in control occurs during such year. Also, in the event of such termination, Mr. von Schack will be paid the present value of any SERP benefits in a lump sum. In the event that any payments made under the agreement or otherwise would subject him to federal excise tax, he will be entitled to be made whole for the payment of any such taxes, interest or penalties.

        Mr. Jasinski retired effective January 1, 2006. He had an employment agreement that had a term ending on February 7, 2008, and that provided that he would be our Executive Vice President and Chief Financial Officer. The agreement provided for an annual base salary of $425,000, subject to increase by the Board of Directors. The agreement provided for eligibility for participation in the Company's other compensation and benefit plans.

        Mr. McClain has an employment agreement for a term of three years commencing September 1, 2000, which is automatically extended each month unless either party gives written notice that the agreement is not to be extended. Mr. McClain's agreement provides for his employment as an executive officer, at a current base salary of $270,000, subject to increase by the Board of Directors and for his eligibility for participation in all of our compensation and benefit plans and for certain payments in the event of the termination of employment due to disability. The agreement provides that, if Mr. McClain's employment is terminated by the Company other than for cause or disability or by him for good reason, he will receive (i) payments of base salary at the rate in effect at the time of termination for the remainder of the term of the employment agreement, (ii) incentive compensation for the remainder of the term of the employment agreement, calculated on the basis of the value of short-term incentive compensation paid to him in the most recently completed fiscal year and the value of any long-term incentive compensation awards determined on the projected target value of the awards, (iii) continuation of all employee welfare benefits for the remainder of the term of the employment agreement, (iv) outplacement services costing up to $10,000, and (v) a lump sum payment equal to the value of the fringe benefits that he would have received through the term of the employment agreement and any unreimbursed expenses. In the event that any payments made under the agreement would subject Mr. McClain to federal excise tax, he will be entitled to be made whole for the payment of any such taxes, interest or penalties.

        Messrs. Rude and Benson each have a severance agreement with Energy East Management Corporation in order to provide for certain payments if, generally, within two years following a change in control of the Company, the individual's employment is terminated either by the Company without cause or by the individual for good reason. The severance agreements have terms ending on December 31, 2007, with automatic one-year extensions unless either party to an agreement gives notice that the agreement is not to be extended. The benefits consist of a lump-sum severance payment equal to two times the sum of (i) the individual's then annual base salary, and (ii) the higher of any award paid to the individual under the AEIP with respect to the year immediately preceding the year in which the termination occurs or the average of the AEIP awards paid to the individual in the three years preceding the year in which the change in control occurs. In the event of such termination, the individual's life, disability, accident and health insurance benefits will continue for a period of twenty-four months and the individual will receive an amount equal to all earned but unpaid awards under the AEIP and a pro rata portion of any award under the AEIP with respect to the year in which the termination occurs, provided, however, that there shall be no duplication of payments made pursuant to his agreement and the AEIP. Also, in the event of such termination, the individual will be given an additional two years of age and service credit under the SERP. In the event that any payments made on account of a change in control of the Company whether under the agreement or otherwise, would subject the individual to federal excise tax or interest or penalties with respect to such federal excise tax, the individual will be entitled to be made whole for the payment of any such taxes, interest or penalties. Messrs. Rude and Benson also have entered into Employee Invention and Confidentiality Agreements. The agreements provide for, among other things, payments (up to one year's salary) and certain health insurance premiums in the event that their employment is terminated, whether voluntarily or involuntarily, and the non-competition and non-solicitation provisions of the agreement prevent them from obtaining other appropriate employment, so long as they are not entitled to receive payments under their severance agreements.

        In the event of a change in control of the Company, participants in the AEIP will be paid an amount that includes all earned but unpaid awards, a pro rata portion of any award with respect to the year in which such change in control occurs, and if the AEIP continues in effect for the remainder of the performance period, an additional payment at the end of the year in which such change in control occurs, to the extent that the award earned under the normal terms of the AEIP exceeds the amount paid upon such change in control.

        After a change in control of the Company, officers and certain key employees of the Company and certain subsidiaries with 5 or more years of service who qualify, and whose employment is terminated other than for cause, shall receive a total retirement benefit payable as a lump sum, as determined under the SERP and any applicable employment agreement.

        The Compensation and Management Succession Committee of the Board of Directors in its discretion may take certain actions in order to preserve, in the event of a change in control of the Company, a participant's rights under an award issued pursuant to the 1997 Stock Option Plan, the 2000 Stock Option Plan or the Restricted Stock Plan. Grantor trusts have been established to provide for the payment of certain employee and director benefits, including severance benefits that might become payable after a change in control of the Company.

Directors' Compensation

        The directors of the Company, other than officers of the Company or officers of any of its subsidiaries, receive an annual retainer of $22,000, plus $1,300 for each Board and committee meeting attended (other than members of the Audit Committee, who receive $1,500 for each Audit Committee meeting attended). The Chairperson of each standing committee, other than the Audit Committee, receives compensation of $3,500 per annum for serving as Chairperson of such committee. The Chairperson of the Audit Committee receives compensation of $7,500 per annum for serving as Chairperson of such committee. Beginning June 2006 the Company's directors will receive an annual retainer of $32,000; plus $1,500 for attending each Board, committee, and other meetings as requested by the Board or a committee or the Chairman. The Chairperson of each standing committee, other than the Audit Committee, will receive compensation of $5,000 per annum for serving as Chairperson of such committee. The Chairperson of the Audit Committee will receive compensation of $10,000 per annum.

        New directors and directors assuming new responsibilities receive an orientation fee of $500 for attendance at formal, scheduled meetings with officers of the Company or its subsidiaries for the purpose of enhancing their knowledge of the Company and its business, operations or finances and enhancing their ability to perform new responsibilities. Under the terms of the Deferred Compensation Plan for Directors, directors may elect to defer a portion or all of their compensation. Such deferred compensation, together with interest thereon, is payable in a lump sum or over a period of years following retirement as a director. The Company does not provide pension benefits to directors for service on the Board.

        Pursuant to the Director Share Plan, persons who are non-employee directors are eligible for certain benefits to be paid upon their ceasing to serve as directors of the Company. On each January 1, April 1, July 1, and October 1, all non-employee directors receive 400 share equivalent units (625 share equivalent units commencing July 1, 2006) pursuant to the Director Share Plan. Such units earn dividend equivalents in the form of additional share equivalent units. Upon a director ceasing to serve as a director of the Company, cash payments representing the value of the share equivalent units held by the director are to be made to the director. The value of the share equivalent units is determined by multiplying the number of units by the average of the daily closing prices of the Company's common stock for the five trading days preceding the date the director ceases to serve as a director. Under the terms of the Deferred Compensation Plan for the Director Share Plan, a director may defer a portion or all of the cash payment to be made under the Director Share Plan over a period of years following the director's ceasing to serve as a director.

        The Company has a Charitable Giving Program to promote the Company's giving to charitable organizations located within the states in which our subsidiaries operate. Under the program, upon a director's death, the Company will donate up to an aggregate of $250,000 over a ten-year period to up to two qualifying charitable organizations designated by the director, with at least 50% of such future donations to be made to charitable organizations that are located in a state in which one of its subsidiaries operates. The Company funds the donations principally by obtaining life insurance policies on the participating directors. There is no financial benefit to directors as the Company retains the deductions for all charitable contributions. The program is not expected to result in any material cost to the Company.

Committees

        The Board of Directors has an Audit Committee, a Compensation and Management Succession Committee, a Corporate Responsibility Committee and a Nominating and Corporate Governance Committee.

        The Audit Committee members are Messrs. Lynch, its Chairperson, Castiglia, Jagger, Kaplan and Moynihan. Each member of the Audit Committee is financially literate and meets the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission. Each member of the Committee also possesses accounting or financial management expertise as defined by the New York Stock Exchange. The Board of Directors has determined that Messrs. Lynch and Castiglia are "audit committee financial experts" as defined under the rules of the Securities and Exchange Commission. Each of Messrs. Lynch and Castiglia are or have been chief executive officers and Mr. Castiglia is a retired certified public accountant. The Committee held 8 meetings in 2005 and Committee members met in executive session without management 6 times. In months where the Audit Committee does not meet it receives updates from the Chief Accounting Officer. The Committee annually evaluates its performance. The Audit Committee's Charter is attached as Appendix B.

        The Compensation and Management Succession Committee members are Messrs. Castiglia, its Chairperson, Cardis, Lynch, and Rich, each of whom is independent in accordance with the requirements of the New York Stock Exchange. The Committee had 5 meetings in 2005. The Committee, among other things, recommends to the independent directors the compensation and benefits for the Company's chief executive officer and recommends to the full Board the compensation and benefits for the other executive officers. The Committee also recommends to the full Board the compensation for officers, awards under the AEIP, and candidates for election as officers. The Committee annually evaluates its performance.

        The Corporate Responsibility Committee members are Mr. Rich, its Chairperson, Dr. DeFleur, Ms. Howard, Mr. Kaplan and Mr. Moynihan. Each member of the Corporate Responsibility Committee is independent. The Committee had 3 meetings in 2005. The Committee, among other things, makes recommendations and monitors the Company's performance with respect to environmental matters and matters dealing with affirmative action, consumer and community relations, equal employment practices, diversity initiatives and charitable contributions.

        The Nominating and Corporate Governance Committee members are Dr. DeFleur, its Chairperson, Mr. Cardis, Ms. Howard and Mr. Jagger, each of whom is independent in accordance with the requirements of the New York Stock Exchange. The Committee had 4 meetings in 2005. The Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of persons to be nominated to the Board, appointment of directors as members of committees of the Board, and candidates to fill vacancies on the Board of Directors. The Committee is also responsible for overseeing an annual evaluation of the Board of Directors and annually evaluating its own performance. The Committee also makes recommendations to the Board of Directors regarding corporate governance guidelines. The Committee has sole authority to retain any search firm to be used to identify director candidates. The Committee is presently working with an executive search firm to help identify and perform preliminary screenings of director candidates. In April 2006 the Board of Directors nominated Mr. Brandi, an independent director nominee. Mr. Brandi, who was previously known to certain officers and directors of the Company, including a member of the Nominating and Corporate Governance Committee and the CEO, through prior professional relationships, was recommended to the Nominating and Corporate Governance Committee for consideration as a director candidate on that basis. Stockholders wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee should submit to the Company's Vice President– General Counsel the name, a statement of qualifications and the written consent of any candidate. Recommendations will be brought to the attention of the Nominating and Corporate Governance Committee for consideration. Stockholder recommendations will be given equal consideration with, and using the same criteria as, recommendations made by management, the Board or any outside search firm retained by the Nominating and Corporate Governance Committee. The criteria for evaluating director nominees are:

  •
  The proportion of the Board of Directors who meet the criteria for independence required by the New York Stock Exchange.

  •
  A candidate's proven record of leadership and experience in the candidate's field.

  •
  A candidate's broad understanding of business, financial affairs, and the complexities of a business organization.

  •
  A candidate's ability to work with other directors and executives of a corporation in accomplishing a corporation's objectives and representing stockholders.

  •
  A candidate's ability to devote sufficient time to effectively administer the Company's business affairs.

  •
  A candidate's educational background and expertise in a special area significant to the Company's operations.

  •
  The diversity of the Board of Directors.

  •
  A candidate's strength of character (i.e., honesty, integrity), independence of opinion and sound business judgment.

  •
  A candidate's history of community involvement and awareness of responsibilities related to employees, customers, and civic and social issues.

  •
  A candidate's potential for a conflict of interest. A director nominee should have no material interests that are materially adverse to, or in conflict with, the Company's interests.

  •
  Legal considerations regarding a candidate's potential interlocking directorates.

Report of Audit Committee

        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent accountant engaged to audit the Company's financial statements and the effectiveness of its internal control over financial reporting, and reviews with the independent accountant the audit plan and results of the audits. Each engagement of the independent accountant to perform audit or non-audit services is subject to pre-approval by the Audit Committee, as set forth in the Audit Committee Charter. The Audit Committee meets with the independent accountant, internal auditor and management to discuss the adequacy of the Company's internal control over financial reporting, the annual and quarterly financial reporting process, and major risk exposures and steps that management has taken to monitor and control such exposures. It also meets with the internal auditor to discuss the results of completed internal audits and oversees the Company's Corporate Compliance Program.

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountant. The Audit Committee discussed with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee received the letter from the independent accountant required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountant its independence from the Company and its management.

        In reliance on the reviews and discussions referred to in the prior paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

        Audit Committee

Ben E. Lynch, Chairperson
Joseph J. Castiglia	David M. Jagger
Seth A. Kaplan	Peter J. Moynihan

Report of Compensation and Management Succession Committee

        The Compensation and Management Succession Committee has responsibility for the oversight and administration of all components of the Company's compensation program. The Committee regularly performs a review of the Company's senior management remuneration practices and policies and evaluates senior management performance in light of individual and overall Company performance.

        Under the guidance of the Compensation and Management Succession Committee, the Company's overall compensation policy is designed to attract, retain and motivate senior management to enhance profitability, increase shareholder value, and deliver superior customer service. Accordingly, two major principles guide the Company's compensation policy:

  •
  aligning the interests of senior management with those of shareholders and customers, and

  •
  rewarding senior management for outstanding corporate and individual performance.

        Those principles are reflected in the structure of the Company's compensation program, which consists of three basic components: base salary, short-term incentive and long-term equity-based incentive compensation awards. The Committee places a significant emphasis on the at-risk elements of compensation and recognizes the importance of share retention by management by requiring senior management to maintain an equity stake in the Company, as described under Stock Ownership Guidelines, below. The Committee believes that placing compensation at risk, linking such compensation to performance, granting a significant portion of total pay in equity-based incentives, and requiring senior management to maintain a certain level of ownership in the Company aligns senior management's personal interests with those of both shareholders and customers. As such, the Company's compensation program targets a minimum of 50% of senior management's total direct compensation be at risk.

        The Committee has the sole authority to retain and terminate any compensation consultant used to assist in the evaluation of CEO or other executive officer compensation. In carrying out its responsibilities, the Committee retains a nationally recognized consultant to provide information on executive compensation trends and practices and to perform an analysis of executive compensation levels in light of both energy industry and broader industry standards.

Components of Executive Compensation

Base Salary

        In order to achieve the Company's base-salary compensation objectives, base salaries are generally targeted at or near the median levels of comparably sized energy and general industrial companies. The companies used for benchmarking compensation include, but are broader than, the companies included in the Standard & Poor's Utilities Index shown in the performance graph, since the Company must compete for management talent with companies in other industries. In setting individual pay rates, the

Committee also considers a number of quantitative and qualitative factors in addition to market data, including:

  •
  the Company's financial and operational achievements, as well as the performance of the business or function for which the individual is responsible;

  •
  the individual's experience and responsibilities;

  •
  the individual's effectiveness in performing those responsibilities; and

  •
  the individual's role in leading or helping the Company as it implements its short-and long-term strategies.

Annual Executive Incentive Plan

        The primary purpose of the AEIP is to motivate management to achieve superior performance on critical annual business and customer service objectives and goals that lead to the creation of shareholder and customer value. The AEIP provides for short-term cash performance incentive awards that are targeted at or near median market levels of comparably-sized energy and general industrial companies.

        A threshold earnings level and individual performance objectives are established at the beginning of each year. The threshold earnings level is a minimum corporate earnings level that must be achieved for participants to be eligible for any AEIP award. If the threshold earnings level is met, awards may range from 10% to 200% of base pay, depending on the executive's position. Individual performance targets are weighted specifically for each plan participant and for 2005 included the following metrics: customer service and customer satisfaction, safety and reliability in the delivery of electricity and natural gas, efficiency and effectiveness in operations, financial performance, management development and the promotion of diversity in management, and project specific goals. The actual earnings level, provided it exceeds the threshold earnings level, and the level of achievement of a participant's individual objectives, determine a participant's actual incentive award. Incentive awards at the maximum level are two times the level at threshold earnings. The Committee may increase or decrease the size of incentive awards in its discretion for extraordinary events if it determines that such an adjustment is necessary for the benefit of the Company.

Long-Term Incentives

        The primary purpose of the Company's long-term incentives is to motivate management to create outstanding returns for shareholders. Accordingly, the Committee establishes guidelines for long-term incentive awards for each level of management. These guidelines are established at levels that, in combination with the other components of the Company's compensation program, provide aggregate compensation that approximates the median aggregate compensation level of comparably-sized energy and general industrial companies. The Committee also considers an individual's current performance and potential future contribution to the Company in determining appropriate awards.

        Long-term incentives are provided through a combination of stock options issued in tandem with SARs and restricted stock. The Committee anticipates that it will continue to make prudent use of these equity-based incentives in the future. The Committee believes that using a combination of stock options/SARs and restricted stock provides a balanced approach to long-term incentives that achieves the Committee's objectives of attracting and retaining senior management while motivating management to deliver excellent returns to shareholders. Further, the Committee believes that the use of an equity-based long-term incentive program better aligns the interest of management with that of the shareholders.

Stock Ownership Guidelines

        As mentioned above, the Committee believes that it is critical for senior management to maintain a certain level of ownership in the Company to closely align their interests with shareholder interests and to demonstrate their confidence in the Company. Accordingly, members of senior management are required to hold the equivalent of two to five times their base salary in the form of Company stock. They have until the later of 2008 or five years after becoming a member of senior management in which to satisfy these guidelines. The Committee believes that this policy has been effective at achieving the targeted levels of stock ownership by senior management.

2005 RESULTS

Base Salary

        The Committee conducts a formal CEO appraisal process annually, with input from the Board of Directors. The CEO's total compensation reflects the Committee's evaluation measured against the following criteria: (i) short- and long-term strategy, (ii) financial and operating performance, (iii) management development, (iv) CEO leadership and (v) Board and governance leadership. In establishing compensation, the Committee also considers the CEO's leadership in positioning the Company to meet the significant operational and regulatory challenges of today's changing and dynamic energy industry.

        The Committee, with the full Board's input, believes that the CEO has effectively implemented the Company's long-term strategy of being recognized as one of the best performing energy delivery companies in the country. From a financial perspective, the Company's earnings were up 11% in 2005 and the dividend increased 6%. Operationally, the Company has consistently met or exceeded service and reliability measures established by state regulators, and continues to be recognized in independent studies for its high customer satisfaction. In fact, in a recent J.D. Power and Associates survey, the Company's utilities were ranked second out of 15 electric utilities in the eastern United States for residential customer satisfaction.

        The CEO's personal leadership in integrating Energy East's six electric and natural gas utilities has been instrumental in creating significant savings and efficiencies throughout the enterprise. Long-term rate incentive plans negotiated with various state regulators have provided for a sharing of merger-related savings between customers and shareholders. Customers have benefited through lower rates as electric customers have realized significant delivery price reductions and natural gas delivery rates have for the most part been frozen. Shareholders have benefited through improved earnings and increased dividends.

        In 2005 the Company implemented a new technology across its operating utilities which greatly improves their response to trouble calls and outages, and reduces repetitive outages and customer complaints. In addition, the Company's largest operating utility successfully implemented a state-of-the-art customer care system in February 2006. That system not only replaces an obsolete customer information system, but will greatly enhance customer service and satisfaction. Both of these major systems were completed on time and under budget.

        The CEO meets regularly with this Committee regarding senior management succession and development. The CEO has developed a senior management team that is recognized by industry analysts for its ability to effectively execute operational and strategic plans. The CEO has also demonstrated strong leadership in emphasizing best practices in corporate governance. The Committee and Board consider this to be vitally important to the Company's reputation and long-term performance. The Company is committed to transparency and accuracy in its financial reporting and a code of ethical conduct that permeates throughout the organization. The CEO implemented an enterprise-wide diversity training program "A Matter of Respect" that has achieved significant results. The CEO's leadership in these areas is reflected in an independent study in which the Company was rated near the top 5% of Standard & Poor's 400 companies for excellence in corporate governance.

        The Committee did not adjust the CEO's base salary in 2005 and it remains at the level established in February 2003.

Short-term Incentive Compensation

        Annual incentive awards earned in 2005 under the AEIP were based on the Company achieving earnings of approximately 80% of the difference between the threshold level and the maximum award level, as compared to 70% in 2004. Key individual performance objectives met by eligible participants in 2005 included customer service and customer satisfaction, safety and reliability in the delivery of electricity and natural gas, efficiency and effectiveness in operations, financial performance, management development, the promotion of diversity in management, and project specific goals. The CEO's incentive award for 2005, which was based on the average level of achievement of senior management's objectives, was 137.5% of his base salary and incentive awards for the other named officers ranged between 68.4% and 77.4% of their base salary, depending upon the participant's position and the individual performance objectives achieved. See the Bonus column in the Summary Compensation Table, which includes performance incentive awards earned for 2005.

Long-term Incentives

        The Company's senior management team received a combination of stock options/SARs and restricted stock in 2005. Stock options/SARs are granted at a price equal to 100% of the closing fair market value of a share of the Company's common stock (the most recent closing stock price prior to the grant), with recipients realizing value from stock options only if the Company's share price rises. Stock options/SARs generally vest over two years, with one-third vesting immediately at grant, a second third vesting on the first day of the new year following their grant, and the last third vesting a year later.

        The named officers also received grants of restricted stock awards in 2005. The stock vests on January 1, 2011, subject to early vesting as follows: (i) one half of each grant vests on the day following any December 31st on which the total shareholder return (stock price appreciation, dividends and any other shareholder distributions) from the date of grant is at least equal to 25%, and (ii) the remaining half vests on the day following any December 31st on which the total shareholder return from the date of grant is at least equal to 50%. The value of stock options/SARs and restricted stock awarded in 2005 to the CEO represented approximately 61.1% of his total direct target compensation, and between 31.4% and 47.4% for the other named officers. The size of both the stock option/SAR and restricted stock awards was based on achieving total compensation and at-risk compensation that is consistent with the Committee's compensation policy, and in the case of the CEO, to incent him to maintain his position with the Company.

        The Option/SAR Grants Table provides additional details of the 2000 Stock Option Plan and awards made under the 2000 Stock Option Plan. The Restricted Stock column in the Summary Compensation Table contains the awards made under the Restricted Stock Plan in 2005.

SECTION 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a company for compensation in excess of one million dollars paid to a company's CEO and each of the next four most highly compensated executive officers, except that qualifying performance-based compensation that meets certain specified criteria is not subject to section 162(m). While the Committee recognizes the importance of tax deductibility, it believes that it is critical to balance tax deductibility with ensuring that the Company's programs are designed appropriately to recognize and reward executive performance. Thus, the Committee reviews tax consequences as well as other relevant considerations when making compensation decisions within the context of the overall operation of the Company's compensation program and considers what actions should be taken, if any, to operate the compensation program in a tax-effective manner.

Compensation and Management Succession Committee

Joseph J. Castiglia, Chairperson
John T. Cardis                                        Ben E. Lynch
Walter G. Rich

Independent Registered Public Accounting Firm

        During 2005, PricewaterhouseCoopers LLP, in addition to performing audit services, performed certain audit-related and other services for the Company. The Audit Committee has considered the possible effect that the performance of such audit-related and other services has on PricewaterhouseCoopers' independence. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have an opportunity to make a statement if they choose to do so. They will also be available to answer question you may have. The following fees were paid to PricewaterhouseCoopers during 2005 and 2004:

Audit Fees

        Aggregate fees billed for professional services rendered for (1) audits of the Company's and its subsidiaries' annual financial statements and the Company's internal control over financial reporting, (2) interim reviews of the Company's and certain of its subsidiaries' financial statements and (3) services in connection with the Company's or certain of its subsidiaries' issuances of securities were $4,686,100 for 2005 and $5,152,100 for 2004.

Audit-Related Fees

        Aggregate fees billed for assurance and services reasonably related to the performance of the audit of the Company and certain subsidiaries were $22,000 for 2005 and $336,000 for 2004, and consisted of:

	2005 Fees	2004 Fees
Benefit Plan Audits	$20,000	$336,000
Agreed-upon Procedures Letters	$2,000	$0

Tax Fees

        Aggregate fees billed for professional tax services were $331,200 for 2005 and $406,300 for 2004, and consisted of:

	2005 Fees	2004 Fees
Tax Compliance and Refunds	$331,000	$400,700
Tax Services related to sale of assets	$0	$5,600

All Other Fees

        All Other Fees consisted of licensing fees of $3,000 for 2005 and $4,500 for 2004 for use of accounting research software.

        The Audit Committee has not adopted preapproval policies or procedures, although its Charter permits it to do so. In addition, none of the services described above were approved under a "de minimis" service exception.

PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE COMPANY'S
CERTIFICATE OF INCORPORATION TO ELIMINATE STOCKHOLDER
SUPER MAJORITY VOTING PROVISIONS
(Item 2 on proxy card)

        As part of its continuing effort to keep the Company in the forefront of best practices in corporate governance and to promote stockholder democracy, the Board of Directors has re-examined the need for stockholder super majority voting provisions. Article 9 of the Company's Certificate of Incorporation presently provides that stockholders may amend certain of the Company's By-Laws by the vote of two-thirds of the outstanding shares entitled to vote thereon. The Board has already amended the By-Laws to eliminate a parallel super majority voting requirement with respect to certain amendments of the By-Laws. But, that amendment has no practical effect unless the Certificate of Incorporation is amended in accordance with this proposal. In addition, the New York Business Corporation Law ("NYBCL") specifies a vote of two-thirds of the outstanding shares entitled to vote thereon for certain matters unless a company's Certificate of Incorporation specifically provides that such matters shall be approved by the vote of a majority of the outstanding shares entitled to vote thereon.

        The Certificate of Incorporation presently provides that certain By-Laws may be amended by a two-thirds vote. Those By-Laws are generally considered anti-takeover defenses that make it harder for an unsolicited acquisition of the Company without board approval. However, the Board recognizes the view expressed by many corporate governance experts that greater stockholder democracy may result in increased stockholder value. The Board concluded that it is consistent with current stockholder expectations to adopt a majority standard for stockholder votes, thereby enhancing stockholders' ability to effectively participate in the corporate governance of the Company. If the proposed amendment to the Certificate of Incorporation is approved, any By-Law may be amended by the holders of a majority of the outstanding shares entitled to vote.

        In addition, the Board notes that the statutory provisions that require a super majority vote are the result of long-standing NYBCL voting standards and that the statutory voting requirements were amended after the Company was formed to permit a majority vote. The Board believes that the majority voting standard is consistent with promoting stockholder democracy and good corporate governance.

        Therefore, the Board of Directors recommends that the Certificate of Incorporation be amended to remove these super majority voting provisions. If the proposed amendments to the Certificate of Incorporation are approved, the following matters, if submitted to the Company's stockholders, would only require the vote of the holders of a majority of the outstanding shares entitled to vote thereon rather than the vote of the holders of two-thirds of such shares:

  •
  Amendments of By-Laws related to:

  1.
  Advance notice of stockholder director nominations;

  2.
  Advance notice of business matters to be presented at the annual stockholder meeting;

  3.
  Special meetings of stockholders;

  4.
  Board composition and director removal; and

  5.
  Amendment of the foregoing By-Laws.

  •
  Votes under NYBCL provisions related to:

  1.
  The sale, lease, exchange or disposition of all, or substantially all, of the assets of the Company;

  2.
  Share exchanges; and

  3.
  Dissolution of the Company.

        The proposed amended Article 9 and Article 10 of the Company's Certificate of Incorporation are set forth in Appendix A to this Proxy Statement.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE SUPER MAJORITY VOTING PROVISIONS.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006
(Item 3 on proxy card)

        The Audit Committee has appointed PricewaterhouseCoopers LLP, as the Company's independent registered public accounting firm for 2006. Although stockholder approval of the Audit Committee's appointment is not required by law, the Board of Directors believes that it is good corporate governance to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection.

        Even if the appointment is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such a change would be in the Company's and its stockholders' best interests.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.

Deadline For Stockholder Proposals

        For a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the 2007 Annual Meeting, it must be received by the Company's Vice President– General Counsel at 52 Farm View Drive, New Gloucester, Maine 04260 by December 20, 2006. As discussed above, the Nominating and Corporate Governance Committee will consider nominations made by stockholders. In addition, under the Company's By-Laws if, at a meeting of stockholders, you wish to nominate candidates for election to the Board of Directors or if you wish to bring any matter before the 2007 Annual Meeting (other than those matters included in our proxy material), you must notify the Vice President– General Counsel in writing no later than March 10, 2007, and no earlier than February 8, 2007. The notice must also contain: (a) in the case of a nomination for election to the Board of Directors, the consent of the nominee and certain information concerning the proposed nominee, or, in the case of business to be brought before the meeting, a brief description of such business and the reasons for conducting the business at the meeting, (b) the stockholder's name and record address, (c) the class and number of shares of the Companys' common stock that are owned by the stockholder, (d) a description of any arrangement between the stockholder, the proposed nominee and any other person or any arrangement between the stockholder and any other person in connection with the proposal of such business by the stockholder, and a description of any material interest of such stockholder in the business to be brought before the meeting, and (e) a representation that the stockholder intends to appear in person or by proxy to nominate such person or present such business before the meeting.

        Securities and Exchange Commission regulations permit the Company to exercise discretionary voting authority to vote on a matter brought before the annual meeting that is not included in its proxy statement if it does not have notice of the matter between 90 days and 120 days prior to the anniversary date of the prior year's annual meeting. In addition, the Company may exercise discretionary voting authority if it receives timely notice of a matter (as described in the preceding sentence) and if it describes the nature of such matter and how it intends to vote on such matter in the proxy statement. Accordingly, any such notice must be received by the Company's Vice President– General Counsel in writing no later than March 10, 2007, and no earlier than February 8, 2007.

Householding of Annual Meeting Materials

        We are sending only one copy of the annual report and proxy statement to stockholders who share the same last name and address unless they have notified the Company that they wish to continue receiving multiple copies. This method of delivery, known as "householding" will help ensure stockholder households do not receive multiple copies of the same document and will help reduce our printing and postage costs.

        If you are receiving multiple copies of the annual report and proxy statement at your household and would prefer to receive a single copy of these materials, or if you wish to revoke your householding election, please contact Mellon Investor Services, by telephone at 1-800-542-7480 or via Internet at www.melloninvestor.com.

        If a broker or other recordholder holds your Energy East shares, please contact your broker or other recordholder directly if you have questions, require additional copies of the proxy statement or annual report, or wish to receive multiple reports by revoking your consent to householding.

Other Matters

        The Company does not know of any other matters of business to be presented for action at the meeting. However, the enclosed form of proxy will confer discretionary authority for the transacting of any such other and further business if properly brought before the meeting or any adjournment thereof. If any such business is so brought before the meeting, the persons named in the enclosed form of proxy, or their substitutes, will vote according to their discretion.

        The proxy is revocable by you at any time before the exercise thereof, and the giving of such proxy will not affect your right to vote in person, should you later find it convenient to attend the meeting.

        Last year, four of our directors reached the 70-year age limitation set forth in our By-Law No. 10. In anticipation of their retirement, the Board of Directors elected two new directors in January 2005. However, to provide the continuity in knowledge and experience necessary to contribute to our stability, one of the four directors, Joseph J. Castiglia, 71, who last year agreed to serve for another year, and who currently serves as one of our two Audit Committee financial experts and is currently the Chairperson of the Company's Compensation and Management Succession Committee, has again agreed to serve for an additional year, if elected. Therefore, to accommodate the nomination of Mr. Castiglia, our Board of Directors amended By-Law No. 10 to provide that the 70-year age limitation does not apply in connection with the election of directors at the 2006 Annual Meeting. The third paragraph of By-Law No. 10 was amended to read as follows: "No director who shall have attained the age of 70 shall stand for re-election as a director; provided, however, that such age limitation shall not apply in connection with the election of directors at the 2006 Annual Meeting of Stockholders."

        State law requires the Company to inform stockholders of the initiation or renewal of insurance indemnifying itself and its officers and directors. That insurance, which is carried with Associated Electric & Gas Insurance Services Limited (AEGIS), Energy Insurance Mutual Limited (EIM), Zurich American Insurance Company, Corporate Officers & Directors Assurance, Allied World Assurance Company, ARCH and Starr Excess International has been renewed through April 28, 2006, at an annualized premium of $2,800,581. In addition, the Pension Trust Liability Insurance, which is carried with Chubb Insurance Company, American International Group, AEGIS, EIM, Zurich American Insurance Company, RLI Corp. and AXIS Specialty Insurance Co., covering the Company, its subsidiaries and its directors and those officers considered fiduciaries under the Employee Retirement Income Security Act of 1974, has been renewed through September 1, 2006, at a premium of $672,190.

Cost of Solicitation

        The accompanying proxy is solicited on behalf of the Board of Directors. The costs of this solicitation, including reimbursement of charges of brokerage houses and others for their expenses in forwarding proxy materials to beneficial owners of stock, will be paid by the Company. In addition, the Company or its subsidiaries' directors, officers, and employees may solicit proxies by telephone, telegram, or in person, without additional compensation. The Company has retained Innisfree M&A to aid in the solicitation of proxies at a fee of approximately $12,000, plus reimbursement of out-of-pocket expenses incurred by that firm on the Company's behalf.

                      By Order of the Board of Directors,
                      Paul K. Connolly, Jr.
                      Vice President– General Counsel

Dated: April 19, 2006

APPENDIX A

Proposed Amended Articles 9 and 10 to the Company's Certificate of Incorporation

9.    By-Laws of the Corporation may be altered, amended, repealed or adopted by the affirmative vote of the stockholders entitled to cast a majority of the votes entitled to be cast, or by the affirmative vote of a majority of the Board of Directors at any meeting duly held as provided in the By-Laws of the Corporation.

10.    The affirmative vote of the stockholders entitled to cast a majority of the votes entitled to be cast shall be required to (i) approve the sale, lease or exchange of all or substantially all of the assets of the Corporation in accordance with Section 903 of the New York Business Corporation Law ("NYBCL"), (ii) adopt a plan of merger or consolidation in accordance with Section 909 of the NYBCL, (iii) approve a share exchange in accordance with Section 913 of the NYBCL, (iv) dissolve in accordance with Section 1001 of the NYBCL, or (v) act under any successor provision to the foregoing provisions of the NYBCL.

APPENDIX B

ENERGY EAST CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

  The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of the Corporation's financial statements, (ii) the Corporation's compliance with legal and regulatory requirements, (iii) the independent public accountant's qualifications and independence, and (iv) the performance of the Corporation's internal audit function and independent public accountants. The Audit Committee also has responsibility for maintaining a direct line of communication between the Committee and the Corporation's independent public accountant, financial officers, and the general auditor. The Committee also assists the Board of Directors in overseeing the Corporation's Compliance Program.

Composition

  The Audit Committee shall be comprised of at least three members of the Board of Directors. The Committee members and Chairperson shall be appointed by the Board of Directors. Each member appointed to the Committee must be financially literate and meet the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission. At least one member must have accounting or financial management expertise. The Board of Directors will determine whether at least one Committee member qualifies as an "audit committee financial expert" in accordance with rules adopted by the Securities and Exchange Commission. Members of the Committee shall not simultaneously serve on the audit committees of more than two other public companies.

Meetings

  The Audit Committee shall meet at least four times annually. Additional meetings may be called by the Chairperson of the Committee in the Chairperson's sole discretion, or at the request of the Board of Directors, the chief financial officer, the chief accounting officer, the general auditor or the Corporation's independent public accountant. Attendance at Committee meetings by officers and employees of the Corporation, the independent public accountant and others is at the discretion of the Committee Chairperson.

Responsibilities

  In carrying out its responsibilities, the Audit Committee:

  1.
  Is directly responsible for the appointment, compensation, retention and oversight of the independent public accountant engaged to audit the Corporation's financial statements. Advises such public accountant that they report directly to the Committee. Approves, either directly or through pre-approval polices and procedures, all audit and permitted non-audit services to be performed by the independent public accountant before the independent public accountant is engaged by the Corporation to perform such services. Considers the possible impact that the provision of any non-audit service may have on the independence of the independent public accountant. May delegate to one or more of its members the authority to grant pre-approvals. Is informed at each of its scheduled meetings, of each service performed by the independent public accountant that the full Committee has not specifically pre-approved.

  2.
  Reviews the experience and qualifications of the senior members of the independent public accountant who are engaged on the Corporation's account and the quality control procedures of the independent public accountant. Is responsible for ensuring that the independent public accountant submits on a periodic basis a formal written statement delineating all relationships between the accountant and the Corporation and engages in a dialogue with the accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountant and takes action to satisfy itself of the accountant's independence. At least annually, obtains and reviews a report from the independent public accountant describing: the firm's internal quality control procedures, any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. Meets with the independent public accountant to discuss the scope of the upcoming audit and again to discuss the results of the audit.

  3.
  Meets at least annually with the independent public accountant, management and the general auditor to discuss the adequacy of the Corporation's system of internal control over financial reporting (including any special audit steps adopted in light of material control deficiencies), the annual and quarterly financial reporting process and the Corporation's major financial and non-financial risk exposures and the steps that management has taken to monitor and control such exposures. Meets to review and discuss the Corporation's annual financial statements, including the Corporation's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Management's Annual Report on Internal Control Over Financial Reporting" and the related opinion of the independent public accountant with management and the independent public accountant prior to the release to shareholders and the filing with the Securities and Exchange Commission of the Corporation's annual financial statements and the related opinion of the independent public accountant.

  4.
  Discusses with management and the independent public accountant any changes in accounting principles or financial disclosure practices, including the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Corporation's financial statements. Discusses with management and the independent public accountant their qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be adopted. Is advised when management seeks a second opinion on an accounting matter from another independent public accounting firm. Discusses with the independent public accountant any audit problems or difficulties encountered in the course of its audit work and management's response. Resolves disagreements between management and the independent public accountant regarding financial reporting.

  5.
  Meets to review and discuss with management and the independent public accountant, the Corporation's quarterly financial statements prior to filing the Form 10-Q, including the Corporation's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," the results of the independent public accountant's review of the quarterly financial statements and the adoption of any new accounting principles or changes to existing principles.

  6.
  Reviews any disclosures made to the Committee by the Corporation's chief executive officer and chief financial officer in connection with their certification process for the Corporation's reports on Forms 10-K and 10-Q regarding significant deficiencies or material weaknesses in the design or operation of the Corporation's internal control over financial reporting, and any fraud that involves management or other employees who have a significant role in the Corporation's internal control over financial reporting.

  7.
  Discusses in general terms, earnings press releases, including the use of "pro forma," or "adjusted" non-GAAP, information, as well as financial information and earnings guidance provided to analysts and rating agencies, but does not have to discuss in advance each earnings release or each instance in which the Corporation provides financial information or earnings guidance to analysts or rating agencies.

  8.
  Discusses with the general auditor at each Committee meeting the results of completed audits. Annually reviews the internal audit department's objectives, planned work, staffing plans and budget, as well as its coordination of activities with the independent public accountant.

  9.
  Reviews any changes to the internal audit department charter and the appointment or replacement of the general auditor.

  10.
  Oversees the operation of the Corporation's Compliance Program by meeting, no less than twice each year, with the Corporation's general counsel and the Corporation's compliance officer to: (i) on an annual basis, review the Corporation's Compliance Program to prevent and detect violations of laws and regulations by Corporation employees and agents; (ii) on an as-needed basis, review reports of significant compliance and ethics related activities within the Corporation; and (iii) on an annual basis, review certifications by the Corporation's general counsel and the Corporation's compliance officer that the Corporation's Compliance Program is effective and complies with the applicable legal and regulatory requirements.

  11.
  Advises the independent public accountant that it expects to be informed as soon as practicable concerning any possible illegal acts that have been detected. Ensures that management takes timely and appropriate remedial actions with respect to the reported illegal acts. Discusses with management and the independent public accountant any communications with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation's financial statements or accounting policies.

  12.
  Provides the report required by the Securities and Exchange Commission to be included in the Corporation's annual meeting proxy statement.

  13.
  Inquires at each Committee meeting whether there are any matters that require the Committee's special attention.

  14.
  Meets separately, periodically, in executive session with the independent public accountant, management, the general auditor and any other person that the Committee desires to meet with in executive session.

  15.
  Reports to the Board of Directors on the Committee's activities on a regular basis.

  16.
  Annually evaluates its performance. Reviews and assesses the adequacy of this charter on an annual basis and recommends any proposed changes to the Board of Directors for approval.

  17.
  Approves the Corporation's hiring of employees of the independent public accountant who were engaged on the Corporation's account.

  18.
  Establishes procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

Resources and Authority

  The Audit Committee has access to all corporate documents and records. It may, in its sole discretion:

  1.
  Enlist the aid of the Corporation's staff to perform work necessary to fulfill its responsibilities.

  2.
  Retain independent counsel, accountants or other advisors to fulfill its responsibilities.

  3.
  Institute investigations of improprieties or suspected improprieties.

  4.
  Take any additional action it deems necessary to fulfill its responsibilities.

        The Corporation shall provide appropriate funding, as determined by the Committee, to enable the Audit Committee to fulfill its responsibilities.

        Although the members of the Audit Committee may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing, in any event, they do not serve the Corporation in such capacities. While the Committee has the responsibilities set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent public accountant. In carrying out its responsibilities, the Committee may reasonably rely on the expertise of management, the independent public accountant or other advisors.

Please Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1.	Election of directors, as provided in the Company's Proxy Statement.	FOR ALL Nominees listed	WITHHOLD AUTHORITY to vote for all Nominees listed	3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		☐	☐
	01 James H. Brandi 02 John T. Cardis 03 Joseph J. Castiglia 04 Lois B. DeFleur 05 G. Jean Howard 06 David M. Jagger 07 Seth A. Kaplan				The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgement.
	08 Ben E. Lynch 09 Peter J. Moynihan 10 Walter G. Rich 11 Wesley W. von Schack	(Instructions: TO WITHHOLD AUTHORITY to vote for any individual nominee, print that nominee's name on the line provided below.)			NOTE: This proxy should be marked, dated and signed by the stockholder(s) exactly as his name appears hereon, and returned promptly in the enclosed envelope. Persons signing as a fiduciary should so indicate. If shares are held by joint tenants or as community property, both must sign.

2.	To approve amendments to the Company's Certificate of Incorporation to eliminate shareholder super majority voting provisions.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Signature	Date

IMPORTANT: Please sign this ballot exactly as your name appears elsewhere on this ballot.

Δ Detach here from proxy voting card Δ

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM EST the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/eec		Telephone 1-866-540-5760		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

This proxy card is solicited on behalf of the Board of Directors of

ENERGY EAST CORPORATION

Annual Meeting of Stockholders

        The undersigned appoints P. K. Connolly, Jr., R.D. Kump, R.E. Rude, or any one or more of them, with power of substitution, proxies of the undersigned, to vote, as specified below, and in their discretion with respect to any other business properly brought before the meeting, all shares of stock of Energy East Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held on June 8, 2006, and at any adjournment thereof.

        This proxy, when properly executed, will be voted as directed, or if no contrary direction is indicated, will be voted FOR all the proposals and as said proxies shall deem advisable on such other business as may come before the meeting.

(Continued and to be signed on the other side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ Detach here from proxy voting card. Δ

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held June 8, 2006
TABLE OF CONTENTS
PROXY STATEMENT Annual Meeting of Stockholders To be held June 8, 2006
PROPOSAL 1: ELECTION OF DIRECTORS (Item 1 on proxy card)
Comparison of Five-Year Cumulative Return Energy East Corporation. S&P 500 and S&P Utilities
Summary Compensation Table
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values 2005
Report of Audit Committee
Report of Compensation and Management Succession Committee
PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE STOCKHOLDER SUPER MAJORITY VOTING PROVISIONS (Item 2 on proxy card)
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006 (Item 3 on proxy card)
APPENDIX A Proposed Amended Articles 9 and 10 to the Company's Certificate of Incorporation
APPENDIX B ENERGY EAST CORPORATION AUDIT COMMITTEE CHARTER
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.